Exhibit 10.8
Heska Corporation 2010 Management Incentive Plan
The following is intended to implement the Heska Corporation Management Incentive Plan Master Document for the year beginning on January 1, 2010 and ending on December 31, 2010 (the “2010 MIP”). The Compensation Committee has agreed on the following for the 2010 MIP.
1) The Category Percentages for the 2010 MIP are as follows:

Chief Executive Officer	50.0% of base pay
President	35.0% of base pay
Chief Financial Officer	35.0% of base pay
Vice Presidents	35.0% of base pay
Directors	25.0% of base pay
2) The Plan Allocation for the 2010 MIP is as follows:
75% on overall achievement of the company-wide financial objective and 25% on individual performance
3) The Key Parameters for the 2010 MIP is as follows:
Pre-MIP Operating Income
4) The Payout Structure for the 2010 MIP is as follows:
53% of Pre-MIP Operating Income above $3,257,000, with a maximum MIP Payout of $1,500,000 (the “Maximum MIP Payout”). Any MIP payment in excess of the Maximum MIP Payout shall be at the sole and absolute discretion of the Compensation Committee.